AMENDMENT AGREEMENT
                              -------------------

      This Amendment Agreement ("Agreement") entered into as of the 18th day of March, 1998, by and among PENNICHUCK CORPORATION, a New Hampshire corporation with an address of 4 Water Street, Nashua, New Hampshire 03060 (the "Borrower"), PENNICHUCK WATER WORKS, INC., a New Hampshire corporation with an address of 4 Water Street, Nashua, New Hampshire 03060 (the "Guarantor"), and FLEET BANK - NH, a bank incorporated under the laws of the State of New Hampshire with a principal place of business at 1155 Elm Street, Manchester, New Hampshire 03101.

                             W I T N E S S E T H :

      WHEREAS, the Bank and the Borrower entered into a Loan Agreement dated October 2, 1991 establishing a Revolving Line of Credit Loan (the "Loan" or the "Line of Credit") in favor of the Borrower, as amended and modified by agreements dated on or about June 4, 1993, March 23, 1994, May 4, 1995 and July 31, 1996 (the "Loan Agreement");

      WHEREAS, the Guarantor executed a Limited Guaranty Agreement dated as of March 23, 1994, as amended and ratified, in which it guaranteed the payment of the Loan as governed by and limited in said Limited Guaranty Agreement (the "Limited Guaranty Agreement");

      WHEREAS, the parties have executed certain documents and instruments in connection with the Loan (collectively the "Loan Documents"); and

      WHEREAS, the Borrower, the Guarantor and the Bank have agreed to amend the Loan Documents to, among other things, reduce the rate of interest under the Line of Credit and amend the period of loan commitment under the Line of Credit to June 30, 2000.

      NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements therein contained, the receipt and adequacy of which is hereby acknowledged, the parties covenant, stipulate and agree as follows:

      1. Representations and Warranties of the Borrower and the Guarantor. Each of the Borrower and the Guarantor represents and warrants to the Bank as follows:

      (a) The representations, warranties and covenants of the Borrower and the Guarantor made in the Loan Documents remain true and accurate and are hereby reaffirmed as of the date hereof.

      (b) Each of the Borrower and the Guarantor has performed, in all material respects, all obligations to be performed by it to date under the Loan Documents and no event of default exists thereunder.

      (c) Each of the Borrower and the Guarantor is a corporation duly organized, qualified and existing in good standing under the laws of the State of New Hampshire and is duly qualified to do business in all jurisdictions in which the character of the property owned by or the nature of its activities causes such qualification to be necessary.

      (d) The execution, delivery and performance of this Agreement and the documents relating hereto (the "Amendment Documents") are within the power of the Borrower and the Guarantor and are not in contravention of law, of either of the Borrower's or the Guarantor's Articles of Incorporation, By-laws or the terms of any other documents, agreements or undertaking to which either the Borrower or the Guarantor is a party or by which either the Borrower or the Guarantor is bound. No approval of any person, corporation, governmental body or other entity not provided herewith is a prerequisite to the execution, delivery and performance by the Borrower or the Guarantor of the Amendment Documents or any of the documents submitted to the Bank in connection with the Amendment Documents, or upon execution by the Bank to ensure the validity or enforceability thereof.

      (e) When executed on behalf of the Borrower and the Guarantor, the Amendment Documents will constitute the legally binding obligations of the Borrower and the Guarantor, enforceable in accordance with their terms.

      2. Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

      (a) The phrase "June 30, 1992" appearing in the tenth and eleventh lines of Article II C of the Loan Agreement is hereby deleted and replaced with "June 30, 2000".

      (b) The second paragraph of Article IV of the Loan Agreement is hereby deleted and replaced with the following:

      "In connection with the Loan, the Borrower agrees to pay the Bank a fee equal to one-quarter of one percent (1/4%) per annum on the unused portion of the Line of Credit, such fee to be calculated and billed quarterly in arrears."

      3. Amendment to Amended and Restated Revolving Credit Promissory Note. The Amended and Restated Revolving Promissory Note made payable by the Borrower to the Bank in the principal amount of $4,500,000 dated March 23, 1994, as amended (the "Note") is hereby further amended as follows:

      (a) The phrase "on June 4, 1993 and on the date hereof" appearing in the third line of the second paragraph of the Note is hereby deleted.

      (b) The third through and including the eighth paragraphs of the Note are hereby deleted and replaced by the following:

      "Sums hereunder shall bear interest at a variable per annum rate equal to the Prime Rate (as hereinafter defined). The term Prime Rate means the variable per annum rate of interest so designated from time to time by the Bank as its Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Each time the Prime Rate changes, the interest rate hereunder shall change. Interest shall be calculated and charged on the basis of actual days elapsed over a banking year of three hundred sixty (360) days. Notwithstanding anything herein to the contrary, in the event that the interest rate hereunder violates any applicable usury or similar statute, the interest rate shall automatically be deemed to be the highest rate of interest then permitted.

      The Borrower shall have the option to elect (six of which may be utilized simultaneously) that the interest rate payable hereunder, for one (1) month periods up to a maximum period of six (6) months (the "Fixed Rate Interest Period(s)"), in the minimum amount of Five Hundred Thousand Dollars ($500,000.00) and if greater in minimum additional increments of One Hundred Thousand Dollars ($100,000), shall be equal to the LIBOR Rate (as hereinafter defined) plus one and one-quarter percent (1 1/4%) per annum (the "LIBOR Fixed Rate Option") or the Bank's Costs of Funds (as hereinafter defined) plus one and one-quarter percent (1 1/4%) per annum (the "COF Fixed Rate Option"). In the absence of such an election, sums advanced hereunder shall bear interest at a variable rate equal to the Prime Rate (the "Floating Rate Option") and said interest rate shall apply to the entire principal amount outstanding thereunder or such amount thereof as to which no LIBOR Fixed Rate Option or COF Fixed Rate Option has been made by the Borrower. Any Fixed Rate Interest Period or combination of Fixed Rate Interest Periods chosen by the Borrower will be so structured such that the principal amount to be repaid at maturity hereunder shall either bear interest at the Prime Rate or bear interest at a LIBOR Fixed Rate Option having a Fixed Rate Interest Period which terminates on or before the day such principal repayment is to be made. Any Fixed Rate Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next Banking Day, as otherwise determined by the Bank in accordance with the then current foreign banking practice. At the expiration of each Fixed Rate Interest Period, any part of the principal amount hereunder bearing interest based on Fixed Rate Option as to which no notice of renewal has been received as provided below shall automatically be converted to the Floating Rate Option. The Bank shall attempt to notify the Borrower of any such automatic conversion.

      The Bank's Cost of Funds shall mean the per annum rate of interest which the Bank is required to pay, or is offering to pay, for wholesale liabilities, for the applicable Fixed Rate Interest Period, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by Fleet Treasury Group.

      "LIBOR RATE" shall mean the per annum rate as determined by the Bank (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for the applicable Fixed Rate Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such Fixed Rate Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above if necessary) for deposits in dollars for a period substantially equal to LIBOR Rate Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. "Banking Day" shall mean any date on which commercial banks are open for business in London, England, Manchester, New Hampshire and Boston, Massachusetts.

      If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Fixed Rate Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such Fixed Rate Interest Period as selected by the Bank's calculation agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Fixed Rate Interest Period which are offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the first day of such Fixed Rate Interest Period. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR Rate cannot be determined.

      Notwithstanding the foregoing, if as a result of any change in any foreign or United States law or regulation (or change in the interpretation thereof) it is determined by Bank that it is unlawful to maintain a LIBOR Rate based loan, or if any central bank or governmental authority (foreign or domestic) shall assert that it is unlawful to maintain a Fixed Rate based loan, then such LIBOR Rate based loan shall terminate and the Borrower shall have no further right hereunder to elect the LIBOR Fixed Rate Option. If for any reason a LIBOR Rate based loan is terminated or prepaid by the Borrower prior to the end of the applicable LIBOR Rate Interest Period for which the LIBOR Rate is to be in effect, the Borrower shall, upon demand by Bank, pay to Bank any amounts required to compensate Bank for any additional losses, costs, or expenses which it may reasonably incur as a result of such termination or prepayment, including, without limitation, any losses, costs, or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Rate based loan. If the Bank determines that by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for determining the LIBOR Rate in the relevant amount and for the relevant maturity are not available to the Bank in the London interbank market, with respect to a proposed LIBOR Rate based loan, the Bank shall give the Borrower prompt notice of such determination. Until such notice has been withdrawn, the Bank shall have no obligation to make LIBOR Rate based loans, or maintain outstanding LIBOR Rate based loans. In the event that the Bank can not determine the LIBOR Rate or the LIBOR Rate is unavailable, all amounts under the Line of Credit shall bear interest at the Floating Rate Option unless the Borrower elects the COF Fixed Rate Option.

      If, due to any one or more of: (i) the introduction of any applicable law or regulation or any change in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to the Bank of agreeing to make or making, funding or maintaining LIBOR Rate based loans, including, without limitation, changes which affect or would affect the amount of capital or reserves required or expected to be maintained by the Bank, with respect to all or any portion of the LIBOR Rate based loans, or any corporation controlling the Bank, on account thereof, then the Borrower from time to time shall, upon written demand by the Bank, pay the Bank additional amounts sufficient to indemnify the Bank against the increased cost. A certificate as to the amount of the increased cost and the reason therefor submitted to Borrower by the Bank in the absence of manifest error, shall be conclusive and binding for all purposes.

      In order for the Borrower to elect the LIBOR Fixed Rate Option or a COF Fixed Rate Option, the following conditions must be met:

      (i) The Bank shall have received a written notice (the "Fixed Rate Request") from the Borrower at least two (2) Banking Days prior to the first day of any Fixed Rate Interest Period requested, such notice to specify whether it is electing the LIBOR Fixed Rate Option or the COF Fixed Rate Option, the first day and length of the Fixed Rate Interest Period (a "Fixed Rate Period") and the dollar amount that the Borrower elects to bear interest at the applicable COF or LIBOR Fixed Rate Option; and

      (ii) The Bank shall not have determined in good faith that it is unable to determine the LIBOR Rate or the Cost of Funds in respect of the requested Fixed Rate Interest Period.

      If, at any time (i) the interest rate on the Line of Credit is a fixed rate, and (ii) the Bank in its sole discretion should determine that current market conditions can accommodate a prepayment request, the Borrower shall have the right at any time and from time to time to prepay the Line of Credit in whole (but not in part) and the Borrower shall pay to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the applicable COF Fixed Rate Option or the LIBOR Fixed Rate Option as to which the prepayment is made, shall be subtracted from the "cost of funds" component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the applicable COF Fixed Rate Option or the LIBOR Fixed Rate Option as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the applicable COF Fixed Rate Option or the LIBOR Fixed Rate Option as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment of the fixed rate loan. If the Bank elects to declare the amounts due hereunder to be immediately due and payable, then any yield maintenance fee with respect to the Line of Credit shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment. The Borrower may prepay any amounts outstanding under this Note, which bear interest at the Floating Rate Option, in whole or in part, at any time without the payment of any penalty, premium or charge of any nature whatsoever. In the event that any such prepayment shall be made by the Borrower, the amount thereof shall be applied first to accrued interest and delinquency charges and thereafter to principal. In the event any such prepayment is made by the Borrower, the amount thereof will be applied first to accrued interest and delinquency charges and thereafter to principal in the reverse order of maturity."

      4. Guarantor Consent. By execution hereof, the Guarantor consents to this Agreement and the transactions contemplated hereby and acknowledges and agrees that its guaranty under the Limited Guaranty Agreement applies to all amounts advanced or to be advanced under the Loan Agreement, the Note and all Loan Documents, as amended, in accordance with the terms of the Limited Guaranty Agreement.

      5. Conditions Precedent. The obligations of the Bank hereunder are subject to delivery by the Borrower and the Guarantor to the Bank of this Agreement and all other documents set forth on the Closing Agenda attached hereto as Exhibit A.

      6. Loan Documents. The Borrower and the Guarantor shall deliver this Agreement to the Bank and this Agreement shall be included in the term "the Loan Documents" in the Loan Agreement. The collateral granted to the Bank therein, including without limitation, the Limited Guaranty Agreement, shall continue to secure the Loan as set forth in the Loan Documents, as amended hereby.

      7. Future References. All references to the Loan Documents shall hereinafter refer to such documents as amended.

      8. Continuing Effect. The provisions of the Loan Document, as modified herein, shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

      9. General. (a) The Borrower and the Guarantor shall execute and deliver such additional documents and do such other acts as the Bank may reasonably require to implement the intent of this Agreement fully.

      (b) The Borrower shall pay all costs and expenses, including, but not limited to, attorneys' fees incurred by the Bank in connection with this Agreement. The Bank, at its option, but without any obligation to do so, may advance funds to pay any such costs and expenses that are the obligation of the Borrower and all such funds advanced shall bear interest at the highest rate provided in the Loan Documents.

      (c) This Agreement may be executed in several counterparts by the Borrower, the Bank and any obligor or guarantor of the Loan Agreement, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the Bank, the Borrower and the Guarantor have executed this agreement by their duly authorized officers (if appropriate) as of the date set forth above.

                                        FLEET BANK - NH

___________________________             By: /s/________________________________
Witness                                        Roger J. Archambault, Its Duly
                                               Authorized Vice President

                                        PENNICHUCK CORPORATION

___________________________             By: /s/________________________________
Witness                                        Charles J. Staab, Its Duly
                                               Authorized Vice President

                                        PENNICHUCK WATER WORKS, INC.

___________________________             By: /s/________________________________
Witness                                        Charles J. Staab, Its Duly
                                               Authorized Vice President

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this __ day of February, 1998 by Roger J. Archambault, duly authorized Vice President of FLEET BANK - NH, a bank incorporated under the laws of the State of New Hampshire, on behalf of same.

                                        _______________________________________
                                        Justice of the Peace/Notary Public
                                        My Commission Expires:
                                        Notary Seal

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this 18th day of March, 1998 by Charles J. Staab, duly authorized Vice President of PENNICHUCK CORPORATION, a New Hampshire corporation, on behalf of same.

                                        /s/____________________________________
                                        Justice of the Peace/Notary Public
                                        My Commission Expires:
                                        Notary Seal

STATE OF NEW HAMPSHIRE
COUNTY OF HILLSBOROUGH

      The foregoing instrument was acknowledged before me this 18th day of March, 1998 by Charles J. Staab, duly authorized Vice President of PENNICHUCK WATER WORKS, INC., a New Hampshire corporation, on behalf of same.

                                         /s/___________________________________
                                         Justice of the Peace/Notary Public
                                         My Commission Expires:
                                         Notary Seal